As filed with the Securities and Exchange Commission on September 2, 2014

Registration No. 333-

U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM F-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

AERCAP HOLDINGS N.V.
(Exact name of registrant as specified in its charter)

Netherlands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Stationsplein 965
1117 CE Schiphol Airport
The Netherlands
+31 20 655 9655
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Puglisi & Associates
850 Library Avenue, Suite 204
Newark, Delaware 19711
Tel. (302) 738-6680
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Craig F. Arcella Cravath, Swaine & Moore LLP Worldwide Plaza 825 Eighth Avenue New York, NY 10019 Telephone: (212) 474-1000	Erwin den Dikken Chief Legal Officer Stationsplein 965 1117 CE Schiphol Airport The Netherlands +31 20 655 9655

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☑

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
Ordinary Shares par value €0.01	29,846,611	$48.11	(2)	$1,435,920,455.21	(2)	$184,946.56

(1)
Pursuant to Rule 416 under the Securities Act of 1933, as amended, there shall also be deemed registered hereby such additional number of ordinary shares of the Registrant as may be offered or issued to prevent dilution resulting from ordinary share splits, ordinary share dividends or similar transactions.

(2)
Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(c) of the Securities Act, based on the average of the reported high and low prices of the ordinary shares on the New York Stock Exchange on August 28, 2014.

PROSPECTUS

Up to 29,846,611
Ordinary Shares

This prospectus relates to the resale, from time to time, of up to 29,846,611 of our ordinary shares, par value €0.01 per share, by Waha AC Coöperatief U.A., which is an investment vehicle affiliated with Waha Capital PJSC (the “selling shareholder”).

We will not receive any proceeds from sales of the ordinary shares offered by the selling shareholder pursuant to this prospectus.  We will pay all expenses incidental to registering the ordinary shares, including SEC filing fees.  The selling shareholder identified in this prospectus may, from time to time, sell, transfer or otherwise dispose of any or all of its ordinary shares or interests in ordinary shares on any stock exchange, market or trading facility on which the ordinary shares are traded or in private transactions. These dispositions may be at fixed prices, at the prevailing market price at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale or at negotiated prices.

The selling shareholder and any agents or broker-dealers that participate with the selling shareholder in the distribution of the ordinary shares may be considered “underwriters” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), and, in that event, any commissions received by them and any profit on the resale of the shares may be considered underwriting commissions or discounts under the Securities Act.

Our ordinary shares are listed on the New York Stock Exchange, or “NYSE”, under the symbol “AER.” On August 29, 2014, the closing sale price of our ordinary shares on the NYSE was $47.75 per share. You are urged to obtain the current market quotations for our ordinary shares.

Investing in our ordinary shares involves risk. See “Risk Factors” beginning on page 5 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission or other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 2, 2014.

ABOUT THIS PROSPECTUS

This prospectus is part of a shelf registration statement that we filed with the Securities and Exchange Commission (the “SEC”), using a “shelf” registration process for the delayed offering and sale of securities pursuant to Rule 415 under the Securities Act. Under the shelf process, the selling shareholder may offer up to a total of 29,846,611 ordinary shares, from time to time, in one or more offerings, in any manner described under the section in this prospectus entitled “Plan of Distribution.” In addition, under the shelf process, in certain circumstances, we may provide a prospectus supplement that will contain specific information about the terms of a particular offering by the selling shareholder. We may also provide a prospectus supplement to add, update or change information contained in this prospectus.

This prospectus and any accompanying prospectus supplements do not contain all of the information included in the registration statement. We have omitted parts of the registration statement in accordance with the rules and regulations of the SEC. For further information, we refer you to the registration statement on Form F-3, including its exhibits, of which this prospectus is a part. Statements contained in this prospectus and any accompanying prospectus supplements about the provisions or contents of any agreement or other document are not necessarily complete. If the SEC rules and regulations require that an agreement or document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of these matters. You should not assume that the information in this prospectus, any prospectus supplements or in any documents incorporated herein or therein by reference is accurate as of any date other than the date on the front of each of such documents.

You should read both this prospectus and any prospectus supplements together with the additional information described under the heading “Where You Can Find More Information” in this prospectus.

We are responsible only for the information contained or incorporated by reference in this prospectus or any prospectus supplements. We have not authorized anyone to provide you with information different from that contained in this prospectus. We are not making an offer to sell, or seeking offers to buy, these securities in any jurisdictions where offers or sales are not permitted.

Unless otherwise noted or unless the context otherwise requires, all references to “AerCap,” “the company,” “our company,” “we,” “us” or “our” include AerCap Holdings N.V. and its subsidiaries as a combined entity.

ABOUT AERCAP

AerCap is the world’s largest independent aircraft leasing company. Aircraft leasing is a high growth sector of the growing aviation industry. AerCap focuses on acquiring in-demand aircraft at attractive prices, funding them efficiently, hedging interest rate risk conservatively and using its platform to deploy those assets with the objective of delivering superior risk adjusted returns. AerCap is a New York Stock Exchange-listed company (AER) and has its headquarters in the Netherlands with offices in Ireland, the United States, China, Singapore and the United Arab Emirates.

RISK FACTORS

Investing in our ordinary shares involves risk. Those risks are specified in the section captioned “Risk Factors” in Item 3 of our Annual Report on Form 20-F for the year ended December 31, 2013, filed with the SEC on March 18, 2014 and in Part II, Item 1 of our interim financial report on Form 6-K filed with the SEC on August 28, 2014 and incorporated by reference herein. You should carefully consider those risks together with the other information in this prospectus and incorporated by reference herein before deciding to invest in our ordinary shares. If any of those risks actually occur, our business, financial condition and results of operations could be materially and adversely affected. In that case, the trading price of our ordinary shares could decline, and you may lose all or part of your investment.

SPECIAL NOTE ABOUT FORWARD LOOKING STATEMENTS

This prospectus includes “forward looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. We have based these forward looking statements largely on our current beliefs and projections about future events and financial trends affecting our business. Many important factors, in addition to those discussed in this prospectus, could cause our actual results to differ substantially from those anticipated in our forward looking statements, including, among other things:

•	the availability of capital to us and to our customers and changes in interest rates,

•	the ability of our lessees and potential lessees to make operating lease payments to us,

•	our ability to successfully negotiate aircraft purchases, sales and leases, to collect outstanding amounts due and to repossess aircraft under defaulted leases, and to control costs and expenses,

•	decreases in the overall demand for commercial aircraft leasing and aircraft management services,

•	the economic condition of the global airline and cargo industry,

•	competitive pressures within the industry,

•	the negotiation of aircraft management services contracts, and

•	regulatory changes affecting commercial aircraft operators, aircraft maintenance, engine standards, accounting standards and taxes.

The words “believe”, “may”, “aim”, “estimate”, “continue”, “anticipate”, “intend”, “expect” and similar words are intended to identify forward looking statements. Forward looking statements include information concerning our possible or assumed future results of operations, business strategies, financing plans, competitive position, industry environment, potential growth opportunities, the effects of future regulation and the effects of competition. Forward looking statements speak only as of the date they were made and we undertake no obligation to update publicly or to revise any forward looking statements because of new information, future events or other factors. In light of the risks and uncertainties described above, the forward looking events and circumstances described in this prospectus might not occur and are not guarantees of future performance. The factors described above should not be construed as exhaustive and should be read in conjunction with the other cautionary statements and the risk factors that are described under “Risk Factors” and incorporated by reference herein. Except as required by applicable law, we do not undertake any obligation to publicly update or review any forward looking statement, whether as a result of new information, future developments or otherwise.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the ordinary shares by the selling shareholder.

SELLING SHAREHOLDER

The selling shareholder is Waha AC Coöperatief U.A., which is an investment vehicle affiliated with Waha Capital PJSC. The selling shareholder has informed us that it shares voting and investment authority with respect to all of our ordinary shares it beneficially owns with Waha Capital PJSC and is deemed to beneficially own all of our ordinary shares it owns pursuant to Rule 13d-3 of the Securities Exchange Act of 1934.

The selling shareholder beneficially owns 29,846,611 ordinary shares prior to the offering. The information concerning the beneficial ownership of ordinary shares by the selling shareholder included in this prospectus has been obtained from the selling shareholder. Pursuant to a subscription agreement dated as of October 25, 2010, between us and the selling shareholder, the selling shareholder currently has the right to nominate two persons as directors of the Company. The selling shareholder may sell all, some or none of the ordinary shares beneficially owned by it, and therefore we cannot estimate either the number or the percentage of ordinary shares that will be beneficially owned by the selling shareholder following any offering or sale hereunder. See the section captioned “Plan of Distribution.”

We are registering the ordinary shares in order to permit the selling shareholder to offer the ordinary shares for resale from time to time.  We believe, based on the information furnished to us, that the entity named in the table below shares voting and investment power with respect to all of our ordinary shares that it beneficially owns with Waha Capital PJSC.

	Ordinary Shares	Fully Diluted Ownership Percentage
Waha AC Coöperatief U.A.	29,846,611	14.1%

The address of Waha AC Coöperatief U.A. is Teleportboulevard 140, 1043 EJ Amsterdam, The Netherlands.

TAX CONSIDERATIONS

Certain tax considerations relating to an investment in our ordinary shares are set forth in our Annual Report on Form 20-F for the fiscal year ended December 31, 2013, filed with the SEC on March 18, 2014, which report is incorporated by reference herein.

PLAN OF DISTRIBUTION

The selling shareholder may, from time to time, sell, transfer or otherwise dispose of any or all of its ordinary shares or interests in ordinary shares on any stock exchange, market or trading facility on which the ordinary shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling shareholder may use any one or more of the following methods when disposing of ordinary shares or interests therein:

•	ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;

•	block trades in which a broker-dealer will attempt to sell the ordinary shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	broker-dealers may agree with the selling shareholder to sell a specified number of such ordinary shares at a stipulated price per share; and

•	a combination of any such methods of sale.

The selling shareholder may also enter into derivative transactions with broker-dealers or other financial institutions or third-parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivative transactions, the broker-dealers or other financial institutions or third-parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the broker-dealer or other financial institution or third party may use securities pledged by the selling shareholder or borrowed from the selling shareholder or others to settle those sales or to close out any related open borrowings of ordinary shares, and may use securities received from the selling shareholder in settlement of those derivative transactions to close out any related open borrowings of ordinary shares. The selling shareholder also may loan or pledge our ordinary shares to a broker-dealer or other financial institution, and upon a default or under other circumstances, such broker-dealer or other financial institution may sell the pledged shares. In addition, any shares that qualify for sale pursuant to Rule 144 under the Securities Act may be sold in open market transactions in reliance on Rule 144 rather than pursuant to this prospectus.

The aggregate proceeds to the selling shareholder from the sale of the ordinary shares offered by it will be the purchase price of the ordinary shares less discounts or commissions, if any. The selling shareholder reserves the right to accept and, together with its agents from time to time, to reject, in whole or in part, any proposed purchase of ordinary shares to be made directly or through agents. We will not receive any of the proceeds from any offering or sale hereunder.

The selling shareholder and any underwriters, broker-dealers or agents that participate in the sale of the ordinary shares or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the ordinary shares may be underwriting discounts and commissions under the Securities Act.

To the extent required, the ordinary shares to be sold, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the ordinary shares may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the ordinary shares may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling shareholder that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of ordinary shares in the market and to the activities of the selling shareholder and its affiliates. In addition, to the extent applicable, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling shareholder for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling shareholder may indemnify any broker-dealer that participates in transactions involving the sale of the ordinary shares against certain liabilities, including liabilities arising under the Securities Act.

MATERIAL CHANGES

Except as otherwise described in our Annual Report on Form 20-F for the fiscal year ended December 31, 2013, incorporated by reference herein, and in our Reports on Form 6-K subsequently filed under the Exchange Act and incorporated by reference herein, no reportable material changes have occurred since December 31, 2013.

ENFORCEABILITY OF CIVIL LIABILITIES

We are a Netherlands public limited liability company (“naamloze vennootschap”). Most of our directors and executive officers live outside of the United States. Most of the assets of our directors and most of our assets are located outside of the United States. As a result, it may not be possible to serve process on us or on such persons in the United States or to enforce judgments obtained in U.S. courts against them or us based on the civil liability provisions of the securities laws of the United States. Under our articles of association (i) certain disputes between, among others, our shareholders and us and or our directors must be exclusively submitted to Netherlands courts, and (ii) the legal relationships between, among others, those persons are governed by the laws of The Netherlands. We are advised that there is no enforcement treaty between the Netherlands and the United States providing for reciprocal recognition and enforcement of judgments, other than arbitration awards, in civil and commercial matters. Therefore, a judgment rendered by any federal or state court in the United States in such matters cannot automatically be enforced in the Netherlands. An application will have to be made to the competent Dutch Court in order to obtain a judgment that can be enforced in the Netherlands. The Dutch courts can in principle be expected to give conclusive effect to a final and enforceable judgment of a competent United States court in respect of the contractual obligations under the relevant document without re-examination or re-litigation, but would require (i) proper service of process to have been given, (ii) the proceedings before such court to have complied with principles of proper procedure (behoorlijke rechtspleging), and (iii) such judgment not being contrary to the public policy of the Netherlands or the European Union. The court will have discretion to attach such weight to the judgment of any federal or state court in the United States as it deems appropriate and may re-examine or re-litigate the substantive matters adjudicated upon. Furthermore, a Dutch court may reduce the amount of damages granted by a federal or state court in the United States and recognize damages only to the extent that they are necessary to compensate actual losses or damages.

We have appointed Puglisi & Associates as our agent solely to receive service of process in any action against us in any U.S. federal court or the courts of the State of New York arising out of any offering or sale hereunder.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form F-3, including the exhibits and schedules thereto, with the SEC under the Securities Act, and the rules and regulations thereunder, for the registration of the ordinary shares that are being offered by this prospectus. This prospectus does not include all of the information contained in the registration statement. You should refer to the registration statement and its exhibits for additional information. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are not necessarily complete and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreements or other documents.

We are subject to the information reporting requirements of the Exchange Act, as applicable to foreign private issuers. As a “foreign private issuer,” we are exempt from the rules under the Exchange Act prescribing certain disclosure and procedural requirements for proxy solicitations, and our officers, directors and principal shareholders are exempt from the reporting and “short-swing” profit recovery provisions contained in Section 16 of the Exchange Act with respect to their purchases and sales of shares. We file with the SEC an Annual Report on Form 20-F containing financial statements audited by an independent registered public accounting firm. We also file Quarterly Reports on Form 6-K containing unaudited interim financial information for the first three quarters of each fiscal year.

You may read and copy any document we file with or furnish to the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 to obtain information on the operation of the Public Reference Room. In addition, the SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. You can review our SEC filings, including the registration statement by accessing the SEC’s Internet website at www.sec.gov. We will provide each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference into this prospectus but not delivered with this prospectus upon written or oral request at no cost to the requester. Requests should be directed to: AerCap Holdings N.V., Stationsplein 965, 1117 CE Schiphol Airport, The Netherlands, or by telephoning us at +31 20 655 9655. Our website is located at www.aercap.com.  The information contained on our website is not a part of this prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents filed with the SEC by us are incorporated herein by reference:

•	our Annual Report on Form 20-F for the fiscal year ended December 31, 2013, as filed with the SEC on March 18, 2014;

•
our Current Reports on Form 6-K, as filed with the SEC on March 18, 2014, April 22, 2014, May 6, 2014, May 14, 2014, July 11, 2014, August 28, 2014 and September 2, 2014 (relating to our unaudited pro forma combined financial information);

•	the Annual Report of International Lease Finance Corporation (“ILFC”) on Form 10 K for the year ended December 31, 2013, as filed with the SEC on March 5, 2014;

•	ILFC’s Quarterly Report on Form 10 Q for the three months ended March 31, 2014, as filed with the SEC on May 2, 2014;

•	ILFC’s Current Reports on Form 8 K, as filed with the SEC on March 7, 2014, April 3, 2014 and May 15, 2014; and

•
 the description of our ordinary shares, par value €0.01 per share, set forth under “Description of Ordinary Shares” in our Registration Statement on Form F-1 (File No. 333—138381), as amended, which was originally filed with the SEC on November 16, 2006.

All documents subsequently filed by us with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Unless expressly incorporated into this Registration Statement, a report (or portion thereof) furnished on Form 6-K shall not be incorporated by reference into this Registration Statement. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement. Copies of these documents are not required to be filed with this Registration Statement.

EXPENSES

We anticipate that our total expenses with respect to the registration statement of which this prospectus is a part and the offering to be made hereby will aggregate approximately $685,327, of which $184,946.56 is attributable to the SEC registration fee, approximately $300,000 is attributable to legal fees and approximately $200,380 is attributable to accounting fees.

DISCLOSURE OF SEC POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Under Dutch law, AerCap may purchase directors’ and officers’ insurance. AerCap carries such insurance. In addition, AerCap’s articles of association include indemnification of its directors and officers against liabilities, including judgments, fines and penalties, as well as against associated reasonable legal expenses and settlement payments, to the extent this is allowed under Dutch law. Such indemnification is effective under Dutch law except with respect to any liability resulting from intentional acts, willful recklessness or serious culpability of such person or in case such person did not act in good faith and in the reasonable belief that his or her action was in the best interest of AerCap.

Insofar as such indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, AerCap has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the said Act and is therefore unenforceable. Under AerCap’s articles of association, (i) the rights and obligations among or between AerCap and any of its current or former directors and officers, including the indemnification, are governed exclusively by the laws of the Netherlands; and (ii) any suit by and between AerCap and its current or former directors and officers shall be exclusively submitted to the courts of The Netherlands. When a current or former director or officer seeks to enforce the indemnification against AerCap before the courts of the Netherlands, such courts are not bound by the opinion of the Securities and Exchange Commission.

LEGAL MATTERS

Certain legal matters in connection with the securities offered hereby will be passed upon for us by NautaDutilh N.V.

Up to 29,846,611

Ordinary Shares

PROSPECTUS

September 2, 2014

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Indemnification of Directors and Officers.

We have a directors and officers liability insurance policy that insures directors and officers against the cost of defense, settlement or payment of claims and judgments under some circumstances.

Although Netherlands law does not contain any provisions with respect to the indemnification of officers and directors, the concept of indemnification of directors of a company for liabilities arising from their actions as members of the executive or supervisory boards is, in principle, accepted in The Netherlands. AerCap’s Articles of Association provide for indemnification of directors and officers by the company to the fullest extent permitted by Netherlands law against liabilities, expenses and amounts paid in settlement relating to claims, actions, suits or proceedings to which a director becomes a party as a result of his or her position.

The indemnification provided above is not exclusive of any rights to which any of our directors or officers may be entitled. The general effect of the forgoing provisions may be to reduce the circumstances in which a director or officer may be required to bear the economic burdens of the forgoing liabilities and expenses.

Item 9. Exhibits and Financial Statement Schedules.

(a) The following exhibits are filed herewith:

Exhibit Number	Exhibit Description

4.1
Form of Share Certificate (incorporated herein by reference to Exhibit 4.1 of the Company’s Registration Statement on Form F-1 (No. 333-138381), as amended, originally filed with the SEC on November 16, 2006).

5.1	Opinion of NautaDutilh N.V.

23.1	Consent of PricewaterhouseCoopers Accountants N.V.

23.2	Consent of PricewaterhouseCoopers LLP

23.3	Consent of NautaDutilh N.V. (included in Exhibit 5.1).

24.1	Power of Attorney (included in signature page to this Registration Statement).

Item 10. Undertakings.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act of 1934 that are incorporated by reference in this registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this Registration Statement.

(2)           That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4)           To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of Regulation S-K if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement;

(5)           That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser,

(i)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the Registration Statement as of the date the filed prospectus was deemed part of and included in the Registration Statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(l)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;

(6)           The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(7)           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Amsterdam, the Netherlands, on this August 31, 2014.

AERCAP HOLDINGS N.V.

By:	/s/ Aengus Kelly
Name: Aengus Kelly
Title: Chief Executive Officer
(Principal Executive Officer)

POWER OF ATTORNEY

We, the undersigned officers and directors of AerCap Holdings N.V., hereby severally constitute and appoint James N. Chapman and Aengus Kelly and both of them, our true and lawful attorneys-in-fact, with full power of substitution, for them, together or individually, in any and all capacities, to sign for us and in our names, the Registration Statement on Form F-3 filed with the Securities and Exchange Commission, and any and all amendments to said Registration Statement (including post-effective amendments), and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, and hereby ratifying and confirming all that said attorneys, or their substitute, shall do or cause to be done by virtue of this Power of Attorney.

Pursuant to the requirements of the Securities Act of 1933 this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Pieter Korteweg	Chairman of the Board of Directors	August 26, 2014
Pieter Korteweg

/s/ Aengus Kelly	Director and Chief Executive Officer	August 31, 2014
Aengus Kelly

/s/ Salem Rashed Abdulla Ali Al Noaimi	Non-Executive Director	August 31, 2014
Salem Rashed Abdulla Ali Al Noaimi

/s/ James N. Chapman	Non-Executive Director	August 31, 2014
James N. Chapman

/s/ Paul T. Dacier	Non-Executive Director	August 31, 2014
Paul T. Dacier

/s/ Michael Gradon	Non-Executive Director	August 27, 2014
Michael Gradon

/s/ Marius J.L. Jonkhart	Non-Executive Director	August 27, 2014
Marius J.L. Jonkhart

/s/ Keith A. Helming	Chief Financial Officer	August 31, 2014
Keith A. Helming

/s/ Homaid Abdulla Al Shemmari	Non-Executive Director	August 31, 2014
Homaid Abdulla Al Shemmari

/s/ Gang Li	Chief Accounting Officer	August 31, 2014
Gang Li

/s/ David L. Herzog	Non-Executive Director	August 27, 2014
David L. Herzog

/s/ Donald Puglisi	Authorized Representative in the United States	August 29, 2014
Donald Puglisi

Exhibit Index

Exhibit Number	Exhibit Description

4.1
Form of Share Certificate (incorporated herein by reference to Exhibit 4.1 of the Company’s Registration Statement on Form F-1 (No. 333-138381), as amended, originally filed with the SEC on November 16, 2006).

5.1	Opinion of NautaDutilh N.V.

23.1	Consent of PricewaterhouseCoopers Accountants N.V.

23.2	Consent of PricewaterhouseCoopers LLP

23.3	Consent of NautaDutilh N.V. (included in Exhibit 5.1).

24.1	Power of Attorney (included in signature page to this Registration Statement).